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                   WENDY'S INTERNATIONAL, INC AND SUBSIDIARIES

                                    EXHIBIT 2
                                    AGREEMENT

     This Agreement is made this 16th day of September, 1998, by and between Ronald Vaughan Joyce ("Transferor"), WENTIM, LTD., an Ontario corporation, having its principal office at 874 Sinclair Road, Oakville, Ontario L6K 2Y1, Canada ("Wentim"), Wendy's International, Inc., an Ohio corporation having its principal office at 4288 West Dublin-Granville Road, Dublin, Ohio 43017 ("Wendy's"), and the Irrevocable Trust for the Benefit of Ronald V. Joyce established under agreement dated as of December 29, 1995 ("Trust").

        WHEREAS, The Huntington Trust Company, N.A., was merged with and into The Huntington National Bank on July 1, 1997, and, The Huntington National Bank, as the successor by merger, is the trustee of the Trust; and

        WHEREAS, Transferor currently holds 16,450,000 exchangeable shares of Wentim, which is the successor by amalgamation to 1149658 Ontario, Inc. and 632687 Alberta Ltd.; and

        WHEREAS, Wendy's, Transferor, 1149658 Ontario Inc. and 632687 Alberta Ltd. entered into a Share Purchase Agreement dated October 31, 1995, at which time the parties had not contemplated a sale of exchangeable shares for cash; and

        WHEREAS, Wendy's, Transferor and 1149658 Ontario Inc. entered into a Share Exchange Agreement dated as of December 29, 1995, at which time the parties had not contemplated a sale of exchangeable shares for cash; and

        WHEREAS, Transferor and Trust entered into a Guaranty Agreement dated as of December 29, 1995, at which time the parties had not contemplated a sale of exchangeable shares for cash; and

        WHEREAS, Trust and Wendy's entered into a Subscription Agreement dated as of December 29, 1995, at which time the parties had not contemplated a sale of exchangeable shares for cash; and

        WHEREAS, Transferor has initiated this transaction to sell 1,000,000 of his exchangeable shares of Wentim for cash; and

        WHEREAS, Wendy's desires to purchase, or to have one of its wholly owned direct or indirect subsidiaries as Wendy's shall designate purchase (Wendy's or such purchasing subsidiary "Transferee"), such shares from Transferor on the terms and subject to the conditions set forth below.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        SECTION ONE. SALE OF STOCK. Transferor hereby sells and Transferee hereby buys or causes to be bought 1,000,000 exchangeable shares of Wentim effective on the date of this Agreement (the "transaction date"). On the settlement date, as hereafter fixed, Transferor shall deliver such exchangeable shares to Transferee and Transferee shall pay or cause to be paid to Transferor the purchase price as defined herein. The purchase price per exchangeable share shall be the Canadian dollar equivalent of the closing price of a common share of Wendy's on the transaction date as published in the Wall Street Journal, Midwest Edition, reduced by three-quarters of one percent (0.75%), provided, however, that the purchase price shall not exceed the average of the closing prices of a common share of Wendy's as published in the Wall Street Journal, Midwest Edition, on the twenty trading days immediately preceding the transaction date. The Canadian dollar equivalent shall be determined using the conversion rate which applied to Canadian dollars purchased by Wendy's on the business day before the settlement date in accordance with Wendy's normal cash management practices. Notwithstanding the foregoing, the Transferor may unilaterally elect in writing to the Transferee, which writing must be received no later than 4:00 p.m. Eastern Daylight Savings Time two business

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days prior to the settlement date, to receive the purchase price in United
States dollars rather than the Canadian equivalent thereof. The parties hereby agree that the purchase price is the fair market value of the applicable exchangeable shares of Wentim.

        SECTION TWO. SETTLEMENT. Settlement of the sale of the exchangeable shares shall take place three business days after the transaction date. Transferor shall deliver a duly endorsed certificate for 1,000,000 exchangeable shares of Wentim to Wendy's at 4288 West Dublin-Granville Road, Dublin, Ohio 43017 in sufficient time on the settlement date to permit Wendy's to deliver such shares to the Transferee and to permit Transferee to cause the purchase price to be transferred by wire to the account designated by the Transferor in writing. For purposes of this Agreement, a business day shall be each day on which American Stock Transfer and Trust Company is open for business.

        SECTION THREE. REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRANSFEROR. Transferor hereby represents and warrants that he is the sole record and beneficial owner and holder of the exchangeable shares of Wentim being sold pursuant to this Agreement and covenants that he has not, and as of the settlement date will not have, pledged, transferred, sold or otherwise hypothecated any interest in such exchangeable shares which are being sold pursuant to this Agreement. The Transferor delivers herewith a Certificate in the form of Schedule A which will survive settlement.

        SECTION FOUR.  AMENDMENT TO THE SHARE PURCHASE AGREEMENT.  Pursuant to
Section 8.5 of the Share Purchase Agreement and effective concurrently with the execution of this Agreement, Section 4.3(b) of the Share Purchase Agreement shall be amended to read as follows:

        Seller agrees that Seller will not sell, dispose of, mortgage, pledge, charge, grant a security interest in, or otherwise transfer the Exchangeable Shares or any part thereof, except for an exchange of such Exchangeable Shares for Wendy's Common Shares pursuant to Newco's Articles of Incorporation or the Share Exchange Agreement and except for a transfer to Wendy's (or to a wholly owned direct or indirect subsidiary of Wendy's designated by Wendy's) or a transfer to the Trustee under the Guaranty and the Trust Agreement.

        SECTION FIVE.  AMENDMENT TO THE SHARE EXCHANGE AGREEMENT.  Pursuant to
Section 8.2 of the Share Exchange Agreement and effective concurrently with the execution of this Agreement, Section 6.3 of the Share Exchange Agreement shall be amended to read as follows:

        TRANSFER BY SELLER. Seller shall not transfer (other than to Wendy's, a wholly owned direct or indirect subsidiary of Wendy's designated by Wendy's, or the Escrow Agent) all or any portion of Seller's Newco Exchangeable Shares, except to the Trustee under the Trust Agreement pursuant to the terms of the Guaranty and the Trust Agreement.

        SECTION SIX. AMENDMENT TO THE GUARANTY AGREEMENT. Pursuant to Section 7 of the Guaranty Agreement and effective concurrently with the execution of this Agreement, Section 2 of the Guaranty Agreement shall be amended to read as follows:

        In addition to any other restrictions that may apply from time to time to the Newco Exchangeable Shares and Wendy's Common Shares, SHAREHOLDER may transfer (other than to ISSUER) all or any portion of SHAREHOLDER's Newco Exchangeable Shares and Wendy's Common Shares only in accordance with Section 4.3 of the Purchase Agreement and Sections 5.6 and 6.3 of the Share Exchange Agreement, as amended.

        SECTION SEVEN. AMENDMENT TO THE SUBSCRIPTION AGREEMENT. Effective concurrently with the execution of this Agreement, Section 1(A) of the Subscription Agreement shall be amended by adding the following:

        and (iv) the number equal to the Specified Number (as of the date of such purchase or transfer) multiplied by the number of Newco Exchangeable Shares purchased by Wendy's (or its designated wholly owned direct or indirect subsidiary) or transferred to Wendy's (or its designated wholly owned direct or indirect subsidiary).

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        SECTION EIGHT.  SETTLEMENT PROCESS TO OBLIGATIONS OF ACQUIRING
CORPORATION. The obligations of Transferee is subject only to the delivery by Transferor of one or more certificates representing all of the exchangeable shares of Wentim which are being sold, duly endorsed for transfer.

        SECTION NINE. NOTICES. All notices required or permitted to be given under this Agreement shall be deemed duly given when delivered personally or by telefax or sent by registered or certified mail, postage prepaid, properly addressed to the party to receive such notice, at the addresses specified above.

        SECTION TEN. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties; there are no agreements, covenants, warranties, or representations, express or implied, except those expressly set forth in this Agreement. All agreements, covenants, representations, and warranties contained in this Agreement shall apply as of the transaction date and shall survive the settlement of this Agreement.

        SECTION ELEVEN. MODIFICATION. This Agreement may not be amended or modified, except by written agreement of the parties.

        SECTION TWELVE. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their heirs, legal representatives, successors, and assigns.

        SECTION THIRTEEN. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Ohio.

        SECTION FOURTEEN. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

        SECTION FIFTEEN. FURTHER ASSURANCES. The parties will take, or cause to be taken, such further actions which are necessary to complete the transfer of the exchangeable shares being sold pursuant to this Agreement on the records of Wentim. Transferor will receive a new certificate for the balance of the exchangeable shares which will continue to be owned by Transferee after giving effect to the sale transaction contemplated by this Agreement.

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              IN WITNESS WHEREOF, this Agreement has been executed by the parties or their duly authorized officers on the date first written above.


/s/ Tim Armstrong                          /s/ Ronald V. Joyce
---------------------------                ---------------------------
Witness to the signature of                Ronald Vaughan Joyce
Ronald Vaughan Joyce


                                           WENTIM, LTD.


                                           By: /s/ Gordon F. Teter
                                               -----------------------
                                                 Gordon F. Teter

                                                  Chairman of the Board
                                           Title: Chief Executive Officer
                                                  --------------------


                                           WENDY'S INTERNATIONAL, INC.


                                           By: /s/ Gordon F. Teter
                                               -----------------------
                                                   Gordon F. Teter

                                                  Chairman of the Board
                                           Title: CEO and President
                                                  --------------------


The Huntington National Bank, successor by merger to The Huntington Trust Company, N.A., as trustee of the Irrevocable Trust for the Benefit of Ronald V. Joyce, hereby executes this Agreement for the purpose of agreeing in writing to the amendments to the Guaranty Agreement and Subscription Agreement as herein set forth.

                                           THE IRREVOCABLE TRUST FOR THE BENEFIT
                                           OF RONALD V. JOYCE

                                           The Huntington National Bank,
                                           successor by merger to
                                           The Huntington Trust Company, N.A.,
                                           Trustee


                                           By: /s/ Donna L. Shutek
                                               -----------------------

                                           Title: Vice President
                                                  --------------------


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                                   Schedule A

                                   CERTIFICATE

        Ronald Vaughan Joyce ("Transferor") hereby represents and warrants that he is the sole record and beneficial owner and holder of the exchangeable shares of Wentim being sold pursuant to the Agreement dated September 16, 1998 ("Agreement"), and that he has not pledged, transferred, sold or otherwise hypothecated any interest in such exchangeable shares which are being sold pursuant to this Agreement.

        Transferor hereby further represents, warrants and covenants that, as of September 21, 1998, he will be the sole record and beneficial owner and holder of the exchangeable shares of Wentim being sold pursuant to the Agreement and that he will not have pledged, transferred, sold or otherwise hypothecated any interest in such exchangeable shares which are being sold pursuant to this Agreement.


/s/ Tim Armstrong                                /s/ Ronald Vaughan Joyce
---------------------------                      ---------------------------
Witness to the signature of                      Ronald Vaughan Joyce
Ronald Vaughan Joyce



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